CBRL Group, Inc. Declares Quarterly Dividend

Page #

December 22, 2003

[CBRL]

[EXHIBIT 99.1]

Contact:

Lawrence E. White

Senior Vice President,

Finance and Chief Financial Officer

615-444-5533

CBRL GROUP, INC. DECLARES ELEVEN CENTS PER SHARE QUARTERLY DIVIDEND

Lebanon, TN (December 22, 2003) – CBRL Group, Inc. (the “Company”) (NASDAQ: CBRL) today declared a dividend to common shareholders of eleven cents per share, payable on February 9, 2004 to shareholders of record as of January 16, 2004.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 486 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 101 company-operated and 17 franchised Logan’s Roadhouse restaurants in 17 states.